CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 24, 2014, relating to the financial statements and financial highlights, which appear in the August 31, 2014 Annual Report to Shareholders of Active Portfolios® Multi-Manager Alternative Strategies Fund (one of the funds constituting Columbia Funds Series Trust I), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 22, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2014, relating to the financial statements and financial highlights, which appear in the August 31, 2014 Annual Reports to Shareholders of Columbia Contrarian Core Fund, Columbia Emerging Markets Fund, Columbia Greater China Fund, Columbia Mid Cap Growth Fund, Columbia Small Cap Core Fund, Columbia Small Cap Growth Fund I, Columbia Global Dividend Opportunity Fund, Columbia Value and Restructuring Fund, Columbia Global Technology Growth Fund (formerly known as Columbia Technology Fund), Columbia Balanced Fund, Active Portfolios® Multi-Manager Core Plus Bond Fund, Active Portfolios® Multi-Manager Small Cap Equity Fund and Columbia Global Energy and Natural Resources Fund (thirteen of the funds constituting Columbia Funds Series Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 22, 2014